UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

LANDSTAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30542	86-0914051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

101 J Morris Commons Lane, Suite 105 Morrisville, North Carolina 27560
(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 585-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by LandStar, Inc. (the “Company”) on June 26, 2019, the Company entered into a letter of intent to acquire the assets of DMBGroup, LLC (“DMB”).

On September 16, 2019, the Company entered into an Asset Purchase Agreement (the “APA”) with DMB to acquire certain assets collectively known as DataExpressTM,, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of $2.78 million consists of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $910,000, payable in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; (iii) assumption of $198,986 in liabilities and, (iv) 1,849,315,068 shares of our common stock

The acquired assets consisted of: (i) intellectual and related intangible property including applications and associated software code and trademarks; (ii) transferred accounts receivable, including assumed contracts of existing customers and the books and records of the DMBGroup for the previous two (2) year period; (iii) transferred equipment; (iv) $81,000 of cash; and, (v) goodwill. The assumed liabilities consist of: (i) unsatisfied prepaid services to customers of $81,000; (ii) outstanding accounts payable of $20,297; and, (iii) member loans of $97,689.

At closing, the Company assigned $447,507 of accounts receivable to DMB towards payment of: (i) the $410,000 cash down payment; (ii) $17,210 towards the member loans; and, (iii) $20,297 towards payment of the assumed liabilities that DMB will pay on behalf of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 2.01 of this Form 8-K regarding the promissory note is hereby incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with closing the APA, the Company will issue 1,849,315,068 unregistered shares of Company common stock to DMB members.

The issuances of the Company’s common stock in connection with the foregoing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance of the exemption from registration provided by Section 4(a)(2) of the Securities Act because such issuances did not involve a public offering.

Item 7.01. Regulation FD Disclosure.

On September 17, 2019, the Company issued a press release announcing the closing of the APA. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent required, the Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

4.1	Asset Purchase Agreement, dated September 16, 2019, by and among LandStar, Inc. and DMBGroup, LLC and its Members, Billy Whittington, Dierdre Whittington and Michelle Marost.

4.2	Promissory Note, dated September 16, 2019, by and among LandStar, Inc. and DMBGroup, LLC.

99.1	Press release dated September 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR, INC.

Date: September 20, 2019	/s/ Steven Dawson
Steven Dawson
Chief Financial Officer